Exhibit (a)(5)(iv)

News Release

Merck Announces Expiration of Hart-Scott-Rodino Act Waiting Period to Acquire Terns Pharmaceuticals, Inc.

RAHWAY, N.J., Apr. 24, 2026 – Merck (NYSE: MRK), known as MSD outside of the United States and Canada, today announced that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), in connection with Merck’s pending acquisition of Terns Pharmaceuticals, Inc. (“Terns”) (Nasdaq: TERN) expired at 11:59 p.m., Eastern Time, on April 23, 2026.

As previously announced on April 7, 2026, Merck commenced, through a subsidiary, a cash tender offer to purchase all outstanding shares of common stock of Terns, for $53.00 net in cash for each share of Terns common stock validly tendered and not validly withdrawn in the offer, without interest and less any applicable tax withholding. The expiration of the HSR waiting period satisfies one of the conditions necessary for the consummation of the tender offer. Consummation of the tender offer remains subject to other conditions described in the tender offer statement on Schedule TO filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 7, 2026, including the tender of shares representing more than 50% of the total number of Terns’ outstanding shares.

About Merck

At Merck, known as MSD outside of the United States and Canada, we are unified around our purpose: We use the power of leading-edge science to save and improve lives around the world. For more than 130 years, we have brought hope to humanity through the development of important medicines and vaccines. We aspire to be the premier research-intensive biopharmaceutical company in the world – and today, we are at the forefront of research to deliver innovative health solutions that advance the prevention and treatment of diseases in people and animals. We foster a diverse and inclusive global workforce and operate responsibly every day to enable a safe, sustainable and healthy future for all people and communities. For more information, visit www.merck.com and connect with us on X (formerly Twitter), Facebook, Instagram, YouTube and LinkedIn.

Important Information About the Tender Offer

This release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Terns or any other securities, nor is it a substitute for the tender offer materials described herein. A tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, has been filed by Merck, Merck Sharp & Dohme LLC and Thailand Merger Sub, Inc. with the SEC, and a solicitation/recommendation statement on Schedule 14D-9 has been filed by Terns with the SEC.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER.

Investors and security holders may obtain a free copy of the Offer to Purchase, the related Letter of Transmittal, other tender offer documents and the Solicitation/Recommendation Statement and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the tender offer named in the tender offer statement. In addition, Merck and Terns file annual, quarterly and current reports and other information with the SEC, which are available to the public from commercial document-retrieval services and at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Merck may be obtained at no charge on Merck’s internet website at www.merck.com or by contacting Merck at 126 East Lincoln Avenue P.O. Box 2000, Rahway, NJ 07065 USA, or by phone at (908) 740-4000. Copies of the documents filed with the SEC by Terns may be obtained at no charge from Terns’ internet website at www.ternspharma.com or by contacting Terns at 1065 East Hillsdale Blvd., Suite 100, Foster City, CA 94404 or (650)-525-5535 Ext.101.

Forward-Looking Statement of Merck & Co., Inc., Rahway, N.J., USA

This news release of Merck & Co., Inc., Rahway, N.J., USA (the “company”) contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “anticipates,” “expects,” “intends,” “believes,” “may,” “plan” or “will.” Forward-looking statements in this release include, but are not limited to, statements related to the ability of the company and Terns to complete the transactions contemplated by the transaction agreement, including the parties’ ability to satisfy the conditions to the consummation of the transaction contemplated thereby, statements about the expected timetable for completing the transaction, the company’s and Terns’ beliefs and expectations and statements about the benefits sought to be achieved in the company’s proposed acquisition of Terns, the potential effects of the acquisition on both the company and Terns, and the possibility of any termination of the transaction agreement.

Such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, such as unanticipated delays in or negative results from Terns’ clinical studies and other risks related to clinical development, delays in or unanticipated action by regulatory authorities, risks related to government contracts, having to use cash in ways other than as expected and other risks, uncertainties associated with Terns’ business in general; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the proposed transaction contained in the transaction agreement may not be satisfied or waived (including, but not limited to, the failure to obtain a sufficient number of tendered shares from Terns’ stockholders); the effects of disruption from the transactions contemplated by the transaction agreement and the impact of the announcement and pendency of the transactions on Terns’ business; the risk that stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; the company’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of the company’s patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the company’s other filings with the SEC available at the SEC’s Internet site (www.sec.gov).

###

Media		Investor
Contacts:	Carly Myar carly.myar@merck.com	Contacts:	Peter Dannenbaum (732) 594-1579

	John Cummins john.cummins2@merck.com		Steven Graziano (732) 594-1583